PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To prospectus dated September 15, 2025)	Registration No. 333-290013

$9,600,000

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

We have entered into an At The Market Offering Agreement, dated October 16, 2025 (the “sales agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), relating to shares of our common stock, par value $0.001 per share (“common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $9,600,000 from time to time through Wainwright, acting as our sales agent pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock is traded on The Nasdaq Capital Market (“Nasdaq”), under the symbol “MIGI.” The last reported sale price of our common stock on October 16, 2025, was $1.67 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Wainwright.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $28,800,000, which was calculated based on 17,273,349 outstanding shares of common stock held by non-affiliates at a price of $1.67 per share, the closing price of our common stock on October 16, 2025, as reported on Nasdaq. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable rules of the Securities and Exchange Commission, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 17, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying base prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and Wainwright has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and Wainwright are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we”, “us”, “our”, the “Company,” “Mawson” and “our company” refer to Mawson Infrastructure Group Inc. and its subsidiaries.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of our securities in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement, the accompany prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus supplement or the accompanying base prospectus are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with SEC on April 30, 2025 (as amended, the “2024 Form 10-K”), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement.

Our Company

We are a technology company focused on digital infrastructure platforms, headquartered in the United States of America.

On March 9, 2021, the Company acquired the shares of Cosmos Capital Limited (now known as Mawson Infrastructure Group Pty Ltd) in a stock for stock exchange. This transaction has been accounted for as a reverse asset acquisition. Shares of the Company’s common stock have been listed on The Nasdaq Capital Market (“Nasdaq”) since September 29, 2021.

The Company develops and operates digital infrastructure platforms for enterprise customers and for its own purposes. The Company’s digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across artificial intelligence (“AI”), high-performance computing (“HPC”), digital assets, and other computing applications. The Company also has an energy management business, which utilizes software and analysis, to generate revenue when the Company participates in energy management programs related to the real-time needs of the grid.

The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines.

The Company manages and operates digital infrastructure platforms and data centers delivering a total current capacity of approximately 129 megawatts (“MW”) within its current operational sites with an additional 24 MW of future capacity that is under development, all strategically located in locations served by the Pennsylvania-New Jersey-Maryland Interconnection (“PJM”) Energy Market in the United States of America (the “PJM Energy Market”). The PJM Energy Market is amongst the largest wholesale power market in North America.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250,000,000 measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100,000,000 during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700,000,000 measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc., and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to Mawson Infrastructure Group Inc. to reflect our acquisition of Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and its subsidiaries on March 9, 2021. On April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed for trading on Nasdaq since September 29, 2021.

Our executive offices are located at 950 Railroad Avenue, Midland, Pennsylvania 15059. Our telephone number is (412) 515-0896 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

Recent Developments

Nasdaq Deficiency

On September 12, 2025, the Company was notified that the Nasdaq Hearings Panel (the “Panel”) had determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company timely satisfying certain conditions.

As previously disclosed in our filings under the Exchange Act, on January 24, 2025, the Company was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that for the 33 consecutive business days preceding the date of the notice, the Company’s Market Value of Listed Securities (“MVLS”) was less than the $35.0 million minimum required for continued listing under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) and the Company was granted a 180-calendar day period to regain compliance.

On February 6, 2025, the Company was notified that it had reported a closing bid price of less than $1.00 per share for the previous 30 consecutive business days in contravention of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and the Company was granted a 180-calendar day period to regain compliance.

As the Company was unable to regain compliance with the MVLS Rule or the Bid Price Rule within the grace periods provided by Nasdaq, the Company was notified that its securities were subject to delisting unless the Company timely requested a hearing before the Panel. The Company timely requested a hearing, at which it presented its compliance plan and requested an extension to demonstrate compliance with the MVLS Rule and the Bid Price Rule.

Following the hearing, on September 12, 2025, the Company received the Panel’s decision, which granted the Company’s request for continued listing on Nasdaq subject to the Company demonstrating compliance with (i) the MVLS Rule by no later than October 15, 2025, and (ii) the Bid Price Rule by no later than November 7, 2025 (together, the “Exception Period”). The Panel’s decision also served to notify the Company that it must provide Nasdaq with prompt notification of any significant events that occur during the Exception Period that may affect the Company’s compliance with Nasdaq’s listing requirements and that the Panel reserved the right to reconsider the terms of the exception based on any event, condition, or circumstance that exists or develops that would, in the opinion of the Panel, make the continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

On October 10, 2025, the Company requested an extension of the October 15, 2025 deadline to evidence compliance with the Bid Price Rule, through November 7, 2025, which coincides with the deadline for the Company’s compliance with the MVLS Rule.

There can be no assurance that the Company will be able to regain compliance with either the MVLS Rule or the Bid Price Rule or otherwise maintain compliance with all other applicable criteria for continued listing on Nasdaq. In such case, the Company’s securities would be subject to delisting.

Involuntary Petition

As previously disclosed in our filings under the Exchange Act, an involuntary petition (“Involuntary Petition”) seeking the entry of an order for relief was filed by certain petitioning creditors against us on December 4, 2024, in the United States Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”), Bankr. Case No. 24-12726 (the “Involuntary Bankruptcy Case”). The Involuntary Petition was filed under chapter 11 (“Chapter 11”) of title 11, 11 U.S.C. § 101 through 1330 (the “Bankruptcy Code”). Following successful motions brought by the Company against the filing parties in the Involuntary Bankruptcy Case, the petitioners have filed a motion to dismiss the Involuntary Petition. A hearing to decide whether to dismiss the Involuntary Petition is scheduled for October 21, 2025. If granted, the motion by the petitioners will result in the dismissal of the Involuntary Petition against the Company.

There can be no guarantees that the Delaware Bankruptcy Court will dismiss the Involuntary Petition. The Company continues to operate in the ordinary course of business as authorized under 11 U.S.C. § 303(f). Under applicable federal law, all collection efforts by the Company’s creditors, including all of the Petitioning Creditors, continue to be stayed pending final resolution of the Involuntary Petition.

THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $9,600,000.

Common stock to be outstanding after this offering

Up to 26,580,619 shares (as more fully described in the notes following this table), assuming the sale of 5,748,503 shares at a sales price of $1.67 per share, which was the closing price on Nasdaq on October 16, 2025. The actual number of shares issued and outstanding will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other trading market for our common stock in the U.S. through our sales agent, Wainwright. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. We currently intend to use a portion of the net proceeds for general corporate purposes, including operating expenses and litigation costs and expenses. See the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	MIGI

The number of shares of our common stock to be outstanding immediately after this offering is based on 20,832,116 shares of common stock outstanding as of June 30, 2025, and excludes, as of such date, the following:

●	3,500,000 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $1.07 per share;

●	4,480,839 shares of common stock issuable upon the exercise of warrants, at a weighted average exercise price of $4.33 per share;

●	12,161,627 shares of common stock issuable upon vesting of restricted stock units; and

●	6,833,545 shares of common stock reserved for issuance under our equity incentive plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	continued evolution and uncertainty related to technologies and digital infrastructure;

●	our ability to continue as a going concern;

●	our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq;

●	the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions;

●	access to reliable and reasonably priced electricity sources;

●	operational, maintenance, repair, safety, and construction risks;

●	the failure or breakdown of mining equipment, or internet connection failure;

●	our reliance on key management personnel and employees;

●	our ability to attract or retain the talent needed to sustain or grow the business;

●	our ability to develop and execute on our business strategy and plans;

●	counterparty risks related to our customers, agreements and/or contracts;

●	the loss of a significant digital colocation customer;

●	adverse actions by creditors, debt providers, or other parties;

●	continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage;

●	high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business;

●	our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities;

●	failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital;

●	the evolution of AI and HPC market and changing technologies;

●	the slower than expected growth in demand for AI, HPC and other accelerated computing technologies;

●	the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment;

●	the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned;

●	downturns in the digital assets industry;

●	counterparty risks and risks of delayed or delinquent payments from customers and others;

●	inflation, economic or political environment;

●	cyber-security threats;

●	our ability to obtain proper insurance;

●	banks and other financial institutions ceasing to provide services to our industry;

●	changes to the Bitcoin and/or other networks’ protocols and software;

●	the decrease in the incentive or increased network difficulty to mine Bitcoin;

●	the increase of transaction fees related to digital assets:

●	the fraud or security failures of large digital asset exchanges;

●	the regulation and taxation of digital assets like Bitcoin;

●	our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	the effects of the Involuntary Petition and the outcome of the proceedings relating to the Involuntary Bankruptcy Case in general, and how our common stock shares may and/or will be impacted by such pending Involuntary Petition; and

●	material litigation, investigations, or enforcement actions, including by regulators and governmental authorities.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of the 2024 Form 10-K and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, and June 30, 2025, filed with the SEC on August 14, 2025, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in the 2024 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

We receive a significant portion of our digital colocation revenues from a limited number of customers. The loss of a major customer could adversely affect our business.

We have in the past and expect to continue to derive a significant portion of our digital colocation revenues from a relatively limited number of customers. The loss of any one or more of these customers, a significant change in their business model, or in their ability to make payments when due, could materially and adversely affect our sales, financial condition and liquidity. These factors are largely beyond our control and the resulting loss in revenues may be difficult or impossible to replace. Recently, we experienced the loss of one of our former most significant colocation customers due to its acquisition by one of our competitors. If we are unsuccessful in offsetting the decline in colocation revenue from this customer with revenue from new colocation customers or other existing customers, our revenues and results of operations could be materially adversely affected.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our new business initiatives.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,748,503 shares of our common stock are sold at a price of $1.67 per share, the last reported sale price of our common stock on Nasdaq on October 16, 2025, for aggregate gross proceeds of $9,600,000, you will experience immediate dilution of $1.64 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants into common stock will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities, including securities that are exercisable for or convertible into common stock. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell or issue shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. In addition, dependent upon our per share stock price, we may not have a sufficient number of authorized shares to sell up to the maximum dollar amount under the sales agreement. If this were to occur, may be faced with limited options to finance certain operations, to pay debt or expand operations or acquire entities in roll-up transactions involving our equity.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on The Nasdaq Capital Market, the market for our common stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

The exercise of our outstanding options, warrants and settlement of our outstanding restricted stock units will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options, warrants and the settlement of our outstanding restricted stock units may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options, warrants and the settlement of our outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on The Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our stockholders.

We are not currently in compliance with the continued listing requirements for Nasdaq. If we do not regain compliance and continue to meet the continued listing requirements, our common stock may be delisted and the price of our common stock, our ability to access the capital markets and our financial condition could be negatively impacted.

On September 12, 2025, the Company was notified that the Panel had determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company timely satisfying certain conditions.

As previously disclosed in our filings under the Exchange Act, on January 24, 2025, the Company was notified by the Staff of Nasdaq that for the 33 consecutive business days preceding the date of the notice, the Company’s MVLS was less than the $35.0 million minimum required for continued listing under the MVLS Rule and the Company was granted a 180-calendar day period to regain compliance.

On February 6, 2025, the Company was notified that it had reported a closing bid price of less than $1.00 per share for the previous 30 consecutive business days in contravention of the Bid Price Rule and the Company was granted a 180-calendar day period to regain compliance.

As the Company was unable to regain compliance with the MVLS Rule or the Bid Price Rule within the grace periods provided by Nasdaq, the Company was notified that its securities were subject to delisting unless the Company timely requested a hearing before the Panel. The Company timely requested a hearing, at which it presented its compliance plan and requested an extension to demonstrate compliance with the MVLS Rule and the Bid Price Rule.

Following the hearing, on September 12, 2025, the Company received the Panel’s decision, which granted the Company’s request for continued listing on Nasdaq subject to the Company demonstrating compliance with (i) the MVLS Rule by no later than October 15, 2025, and (ii) the Bid Price Rule by no later than November 7, 2025. The Panel’s decision also served to notify the Company that it must provide Nasdaq with prompt notification of any significant events that occur during the Exception Period that may affect the Company’s compliance with Nasdaq’s listing requirements and that the Panel reserved the right to reconsider the terms of the exception based on any event, condition, or circumstance that exists or develops that would, in the opinion of the Panel, make the continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

On October 10, 2025, the Company requested an extension of the October 15, 2025 deadline to evidence compliance with the Bid Price Rule, through November 7, 2025, which coincides with the deadline for the Company’s compliance with the MVLS Rule.

There can be no assurance that the Company will be able to regain compliance with either the MVLS Rule or the Bid Price Rule or otherwise maintain compliance with all other applicable criteria for continued listing on Nasdaq. In such case, the Company’s securities would be subject to delisting.

If we are unable to regain compliance and maintain listing on Nasdaq and Nasdaq delists our securities from trading on its exchange, we and our stockholders could face significant negative consequences including: reducing the liquidity and market price of our common stock; reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news coverage of the Company; and limiting our ability to issue additional securities or obtain additional financing in the future. Additionally, the market price of our common stock may decline further, and shareholders may lose some or all of their investment.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $9,600,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $9,162,000, after deducting Wainwright’s commission and estimated offering expenses payable by us.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received. We currently intend to use to use a portion of the net proceeds, if any, for general corporate purposes, including operating expenses and litigation costs and expenses.

The amounts and timing of our use of the net proceeds from the sale of any securities offered under this prospectus supplement will depend on a number of factors, including the factors described under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2025, was approximately $(8,300,000), or approximately $(0.40) per share of common stock based upon 20,832,116 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the sale of our common stock in the aggregate amount of $9,600,000 at an assumed offering price of $1.67 per share, the last reported sale price of our common stock on Nasdaq on October 16, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2025 would have been $822,098, or $0.03 per share of common stock. This represents an immediate increase in net tangible book value of $0.43 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.64 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share	$1.67
Net tangible book value per share as of June 30, 2025	$(0.40)
Increase in net tangible book value per share attributable to the offering	$0.43
As-adjusted net tangible book value per share after giving effect to the offering	$0.03
Dilution in net tangible book value per share to new investors	$1.64

Each $0.20 increase (decrease) in the public offering price, would increase (decrease) pro forma as adjusted net tangible book value by less than $0.01 per share, and would increase (decrease) dilution in net tangible book value per share to new investors in this offering by $0.20, after deducting estimated commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares of common stock offered by us would increase (decrease) our pro forma as adjusted net tangible book value by less than $0.01 per share and increase (decrease) the dilution to new investors by less than $0.01 per share, assuming the public offering price remains the same as used for our assumptions herein at $1.67 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding immediately after this offering is based on 20,836,116 shares of our common stock outstanding as of June 30, 2025. The number of shares outstanding as of June 30, 2025 excludes, as of such date, the following:

●	3,500,000 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $1.07 per share;

●	4,480,839 shares of common stock issuable upon the exercise of warrants, at a weighted average exercise price of $4.33 per share;

●	12,161,627 shares of common stock issuable upon vesting of restricted stock units; and

●	6,833,545 shares of common stock reserved for issuance under our equity incentive plans.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Wainwright under which we may issue and sell our common stock from time to time through Wainwright acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Wainwright under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions for its services in acting as agent in the sale of common stock. Wainwright will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $50,000. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing due diligence from time to time arising from the transactions contemplated by the sales agreement in an amount not to exceed $2,500 in the aggregate per due diligence update. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will generally occur on the first business day following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf in this “at the market offering”, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement and (ii) termination of the sales agreement as provided therein.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

In the ordinary course of their various business activities, Wainwright and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Wainwright and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Stoel Rives LLP, Boise, Idaho. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering.

EXPERTS

The consolidated balance sheets of Mawson Infrastructure Group Inc. as of December 31, 2024 and December 31, 2023, and the related consolidated statements of operations stockholders’ equity, and cash flows for the years then ended have been audited by Wolf & Company, P.C., as stated in its report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://mawsoninc.com/. Information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying base prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, through the SEC’s website as provided above.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, as filed with the SEC on May 15, 2025, and June 30, 2025, as filed with the SEC on August 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on July 14, 2025, as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on July 21, 2025, July 25, 2025, July 30, 2025, August 12, 2025 and September 17, 2025 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

●	the description of the Common Stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on September 28, 2021, and all amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and documents with the SEC until the offering of the securities under this prospectus supplement is terminated or completed.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (412) 515-0896 or by writing to us at the following address:

Mawson Infrastructure Group Inc.

Attention: Corporate Secretary

950 Railroad Ave., Midland, Pennsylvania 15059

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

$50,000,000

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock, par value $0.001 per share (“Common Stock”), is quoted on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MIGI.” On September 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $0.40 per share.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates, or the public float, was $8,338,441, which was calculated based on 20,846,102 outstanding shares of Common Stock held by non-affiliates at a price of $0.40 per share, the closing price of our Common Stock on September 2, 2025, as reported on Nasdaq. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement with a value of more than one-third of the aggregate market value of shares of our Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of shares of our Common Stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable rules of the Securities and Exchange Commission, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in any of our securities. Before investing in our securities, you should read this entire prospectus, the applicable prospectus supplement and any related free-writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Unless the context indicates otherwise, references in this prospectus to the terms “we”, “us”, “our”, the “Company”, “Mawson” and “our company” refer to Mawson Infrastructure Group Inc., a Delaware corporation headquartered in the United States of America, and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our Company

We are a technology company focused on digital infrastructure platforms, headquartered in the United States of America.

On March 9, 2021, the Company acquired the shares of Cosmos Capital Limited (now known as Mawson Infrastructure Group Pty Ltd and referred to herein as “Mawson PL”) in a stock for stock exchange. This transaction has been accounted for as a reverse asset acquisition. Shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), have been listed on The Nasdaq Capital Market (“Nasdaq”) since September 29, 2021.

The Company develops and operates digital infrastructure platforms for enterprise customers and for its own purposes. The Company’s digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across artificial intelligence (“AI”), high-performance computing (“HPC”), digital assets, and other computing applications. The Company also has an energy management business, which utilizes software and analysis, to generate revenue when the Company participates in energy management program related to the real-time needs of the grid.

The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines.

The Company manages and operates digital infrastructure platforms and data centers delivering a total current capacity of approximately 129 megawatts (“MW”) with its current operational sites with an additional 24 MW of future capacity that is under development, all strategically located in locations served by the Pennsylvania-New Jersey-Maryland Interconnection (“PJM”) Energy Market in the United States of America (the “PJM Energy Market”). The PJM Energy Market is amongst the largest wholesale power markets in North America.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250,000,000 measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100,000,000 during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700,000,000 measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc., and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to Mawson Infrastructure Group Inc. to reflect our acquisition of Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and its subsidiaries on March 9, 2021. On April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed on Nasdaq since September 29, 2021.

Our executive offices are located at 950 Railroad Avenue, Midland, Pennsylvania 15059. Our telephone number is (412) 515-0896 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, all as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus and the documents incorporated or deemed to be incorporated by reference herein identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	continued evolution and uncertainty related to technologies and digital infrastructure;

●	our ability to continue as a going concern;

●	our ability to cure any continued listing deficiencies and maintain the listing of our Common Stock on Nasdaq;

●	the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions;

●	access to reliable and reasonably priced electricity sources;

●	operational, maintenance, repair, safety, and construction risks;

●	the failure or breakdown of mining equipment, or internet connection failure;

●	our reliance on key management personnel and employees;

●	our ability to attract or retain the talent needed to sustain or grow the business;

●	our ability to develop and execute on our business strategy and plans;

●	counterparty risks related to our customers, agreements and/or contracts;

●	adverse actions by creditors, debt providers, or other parties;

●	continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage;

●	high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business;

●	our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities;

●	failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital;

●	the evolution of AI and HPC market and changing technologies;

●	the slower than expected growth in demand for AI, HPC and other accelerated computing technologies;

●	the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment;

●	the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned;

●	downturns in the digital assets industry;

●	counterparty risks and risks of delayed or delinquent payments from customers and others;

●	inflation, economic or political environment;

●	cyber-security threats;

●	our ability to obtain proper insurance;

●	banks and other financial institutions ceasing to provide services to our industry;

●	changes to the Bitcoin and/or other networks’ protocols and software;

●	the decrease in the incentive or increased network difficulty to mine Bitcoin;

●	the increase of transaction fees related to digital assets:

●	the fraud or security failures of large digital asset exchanges;

●	the regulation and taxation of digital assets like Bitcoin;

●	our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and

●	material litigation, investigations, or enforcement actions, including by regulators and governmental authorities.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following summary is a description of the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Bylaws, as amended (“Bylaws”), the provisions of any applicable certificates of designations and the applicable provisions of the Delaware General Corporation Law (“DGCL”). Copies of our Certificate of Incorporation and our Bylaws have been publicly filed with the SEC. We encourage you to read our Certificate of Incorporation, our Bylaws, and the applicable provisions of the DGCL for additional information.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue up to ninety million (90,000,000) shares of Common Stock and one million (1,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights.

The holders of shares of our Common Stock that are entitled to cast at least 33 1/3 of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of Preferred Stock.

Other Rights

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights.

Rights and Preferences of Preferred Stock May Be Senior to Rights and Preferences of Common Stock

Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our Common Stock and the voting and other rights of the holders of Common Stock.

Preferred Stock

Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by our Board. Our Certificate of Incorporation expressly authorizes (subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of our Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board) the increase or decrease (but not below the number of shares of such series then outstanding) of the number of shares of any series subsequent to the issuance of shares of that series by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board, without stockholder approval. The prospectus supplement relating to the shares of Preferred Stock offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of Preferred Stock;

●	the number of shares of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of Preferred Stock;

●	whether the dividends on shares of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on the shares of Preferred Stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of Preferred Stock;

●	the provision for a sinking fund, if any, for the shares of Preferred Stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of Preferred Stock;

●	any listing of the shares of Preferred Stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of Preferred Stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of Preferred Stock;

●	the relative ranking and preferences of the shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of Preferred Stock ranking senior to or on a parity with such series or class of shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of Preferred Stock; and

●	any voting rights of such Preferred Stock.

The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

Our Certificate of Incorporation provides that the Company is not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a stockholder before an annual meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal executive offices. For an annual meeting, a stockholder’s notice must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by a stockholder to be timely must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of our Board, chief executive officer, or the president, (ii) by our Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66 1/3 of our outstanding voting stock to amend or repeal any provision of our Bylaws or any amend or repeal any provision of Article V of our Certificate of Incorporation, relating to limitation of director liability, indemnification and advancement of expenses, or Article VIII of our Certificate of Incorporation, amendments to our Certificate of Incorporation or our Bylaws.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The forum selection provisions in our Bylaws may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us. However, it is possible that a court could find the Company’s forum selection provision to be inapplicable or unenforceable.

Stockholders Not Entitled to Cumulative Voting

Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors, which limits the ability of minority stockholders to elect director candidates.

Filling of Vacancies

Any vacancies on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may be filled exclusively pursuant to a resolutions adopted by the Board, and may not be filled by the stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Under the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Certain Effects of Authorized but Unissued Stock

We have shares of Common Stock and Preferred Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved Preferred Stock may enable our Board to issue shares of Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

In addition, if we issue Preferred Stock, the issuance could adversely affect the voting power of holders of Common Stock and the likelihood that holders of our Common Stock will receive dividend payments or payments upon liquidation.

Dividends

We have not declared any cash dividends on our Common Stock since inception.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Stock Market Listing

Our Common Stock is currently listed on Nasdaq and trades under the symbol “MIGI.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any debt securities under an indenture that we will enter into with the trustee named in the applicable prospectus supplement. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indenture are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell, transfer or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our Common Stock, our Preferred Stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock, our Preferred Stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with specified covenants in the indentures.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the trustee in good faith determines that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to the covenants of the Company or any guarantor for the benefit of the holders of the debt securities of any series or to surrender any right or power conferred upon the Company or any guarantor;

●	to provide for the issuance of additional debt securities of any series in accordance with the terms of the indenture;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to provide security for the debt securities of any series or to provide for any guarantee of the debt securities of any series or to confirm or evidence the release, termination or discharge of any guarantee of or lien securing the debt securities of any series when such release, termination or discharge is permitted by the indenture;

●	to make any change that would provide any additional rights or benefits to the holders of the debt securities of any series or that does not adversely affect the legal rights under the indenture of any holder;

●	to make any amendment to the provision of the indenture relating to the transfer and legending of the debt securities of any series, subject to certain exceptions; or

●	to make certain other modifications, waivers or amendments as described in the applicable prospectus supplement.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	reducing the percentage or aggregate principal amount of debt securities, the holders of which are required to consent to any modification, amendment, supplement or waiver;

●	reducing the principal amount of, or premium, if any, or rate of interest on, the series of debt securities;

●	extending the fixed maturity of the series of debt securities;

●	extending the time for payment of interest on the debt securities;

●	reducing the redemption or repurchase price of the debt securities or change the time at which the debt securities may or must be redeemed or repurchased;

●	changing the currency of payment of principal of, or premium, if any, or interest on, the debt securities;

●	waiving a default in the payment of principal of, premium, if any, or interest on the debt securities;

●	voluntarily releasing a guarantor of the debt securities other than in accordance with the indenture;

●	reducing the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

●	impairing the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of the series of debt securities.

Defeasance and Discharge; Legal Defeasance and Covenant Defeasance

The indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

1. either:

A. all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

B. all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the debt securities to the date of maturity or redemption;

2. in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

3. we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

4. we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

We may, at our option at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of that series (“Legal Defeasance”), except for:

●	the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

●	our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registering the transfer and exchange of debt securities, replacing mutilated, destroyed, lost or stolen debt securities and maintaining an office or agency for presentation of debt securities for registration of transfer and exchange or payment and service of notices upon the Company in respect of the debt securities and the indenture;

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor’s obligations in connection therewith; and

●	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

●	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

●	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party or by which we or any guarantor is bound; and

●	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, Preferred Stock, Common Stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the Preferred Stock warrants or Common Stock warrants being offered, the warrant agreement relating to the Preferred Stock warrants or Common Stock warrants and the warrant certificates representing the Preferred Stock warrants or Common Stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of Preferred Stock or share of Common Stock;

●	if applicable, the date on and after which the warrants and the related Preferred Stock or Common Stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock or a stock split, reverse stock split, combination, subdivision or reclassification of Common Stock or Preferred Stock. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock or Preferred Stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of Preferred Stock or shares of Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of Preferred Stock or shares of Common Stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units

General

We may issue units comprised of one or more shares of Common Stock, shares of Preferred Stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be quoted on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Stoel Rives LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mawson Infrastructure Group Inc. and its subsidiaries, as of and for the years ended December 31, 2024 and 2023 included in this prospectus, and elsewhere in the registration statement on Form S-3 have been so included in reliance upon the report of Wolf & Company, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://mawsoninc.com/. Information contained on or accessible through our website does not constitute part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, as filed with the SEC on May 15, 2025, and June 30, 2025, as filed with the SEC on August 14, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on July 14, 2025, July 21, 2025, July 25, 2025, July 30, 2025 and August 12, 2025 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

●	the description of the Common Stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on September 28, 2021, and all amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and documents with the SEC until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (412) 515-0896 or by writing to us at the following address:

Mawson Infrastructure Group Inc.

Attention: Corporate Secretary

950 Railroad Ave., Midland, Pennsylvania 15059

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

MAWSON INFRASTRUCTURE GROUP INC.

Up to $9,600,000

Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

October 17, 2025